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                                 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           SEI Investments Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:
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SEI INVESTMENTS COMPANY
Oaks, PA 19456-1100


Dear Shareholder:

By now you should have received the notice, proxy statement and proxy card relating to 2001 Annual Meeting of Shareholders of SEI Investments Company (the "Company") to be held May 29, 2001. On page 14 of the proxy statement there is disclosure of the fees paid to Arthur Andersen LLP in 2000. Under the heading "All Other Fees," the amount shown should have been approximately $6,498,000. This increase from what was shown represents additional fees paid to Andersen Consulting, an affiliated entity of Arthur Andersen LLP until August 7, 2000.

As stated in the proxy statement under the heading "Voting at the Meeting," any Shareholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted. Execution of a proxy does not affect your right to attend the 2001 Annual Meeting and vote in person.

If you have not yet submitted your proxy, we again urge you to do so. Your vote is important!

Sincerely,

William M. Doran
Secretary
May 15, 2001